Exhibit 13

SECTION 906 CERTIFICATION

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United Sates Code), the undersigned officers of Coca-Cola Hellenic Bottling Company S.A., a public limited company incorporated under the laws of the Hellenic Republic, hereby certify, to such officers’ knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2006 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

Date: June 29, 2007	/s/ Doros Constantinou
Title: Managing Director
Coca-Cola Hellenic Bottling Company S.A.

Date: June 29, 2007	/s/ Nik Jhangiani
Title: Chief Financial Officer
Coca-Cola Hellenic Bottling Company S.A.

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes - Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.